Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(3,656,818,516)
Unrealized Gain (Loss) on Market Value of Futures	1,038,118,734
Dividend Income	335,275
Interest Income	1,006,704
ETF Transaction Fees	48,351
Total Income (Loss)	$(2,617,309,452)

Expenses
General Partner Management Fees	$1,248,435
Professional Fees	130,340
Brokerage Commissions	3,241,509
Non-interested Directors' Fees and Expenses	20,990
Prepaid Insurance Expense	12,820
NYMEX License Fee	41,615
SEC & FINRA Registration Expense	843,000
Total Expenses	$5,538,709
Net Income (Loss)	$(2,622,848,161)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/20	$2,531,378,766
Additions (118,225,000 Shares)	3,881,007,779
Withdrawals (7,437,500 Shares)	(300,341,053)
Net Income (Loss)	(2,622,848,161)

Net Asset Value End of Month	$3,489,197,331
Net Asset Value Per Share (185,362,500 Shares)	$18.82

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596